Exhibit 1.1

EXECUTION VERSION

CROCS, INC.

6,864,545 Shares of Common Stock, Par Value $0.001 per Share

Underwriting Agreement

October 30, 2019

Morgan Stanley & Co. LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

The stockholders of Crocs, Inc., a Delaware corporation (the “Company”), named in Schedule I hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated herein, to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 6,864,545 shares (the “Shares”) of common stock, par value $0.001 per share (the “Stock”), of the Company. To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. In addition, to the extent that there is not more than one Selling Stockholder named in Schedule I, the term Selling Stockholders shall mean either the singular or plural as the context requires.

1.            The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)          An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-234383) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)          No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the (i) Underwriter Information (as defined in Section 10(c)) or (ii) Selling Stockholder Information (as defined in Section 2(e)).

(c)          For the purposes of this Agreement, the “Applicable Time” is 4:21 p.m. (New York City time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of the Time of Delivery (as defined in Section 5(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the (i) Underwriter Information or (ii) Selling Stockholder Information.

(d)          The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus and Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the (i) Underwriter Information or (ii) Selling Stockholder Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(c) hereto;

(e)          The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the (i) Underwriter Information or (ii) Selling Stockholder Information;

(f)           Each of the Company and each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “subsidiary” and collectively, the “subsidiaries”) has (i) been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, (ii) the power and authority to own, lease or operate its properties and conduct its business as described in the Pricing Prospectus, and (iii) been duly qualified as a foreign entity for the transaction of business and is in good standing (to the extent such concept exists in the applicable jurisdiction) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of clauses (ii) and (iii), where the failure to have such power or authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to result in a material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the condition (financial or otherwise), business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus (a “Material Adverse Effect”); each subsidiary of the Company has been listed in the Registration Statement;

(g)          Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (i) sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any material change in the capital stock (other than as a result of (i) the exercise or vesting, as applicable, if any, of stock options, restricted stock or restricted stock units, as applicable, or the award, if any, of stock options, restricted stock or restricted stock units in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or long term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect;

(h)          Except as otherwise disclosed in the Pricing Disclosure Package, the Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, if any, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Pricing Prospectus, (ii) such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (iii) as would not reasonably be expected to result in a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries or as would not reasonably be expected to result in a Material Adverse Effect;

(i)           Reserved;

(j)           The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and, except as would not reasonably be expected to result in a Material Adverse Effect, all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus;

(k)          The execution and delivery of this Agreement and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the certificate of incorporation or bylaws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (A) and (C) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, except where the failure to obtain any such consents, approvals, authorizations, orders, registrations or qualifications or make such filings would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or impair, in any material respect, the ability of the Company to issue and sell the Shares or to consummate the transactions contemplated by this Agreement;

(l)           Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organization document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(m)         The statements set forth in the Pricing Prospectus and Prospectus under: (i) the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, constitute an accurate summary of the terms of such Stock in all material respects and (ii) the captions “Certain U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders” and “Underwriting,” insofar as they purport to describe the provisions of the laws or regulations or legal conclusions with respect thereto and the agreements and documents referred to therein, are accurate, complete and fair in all material respects;

(n)          Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject that are required under the Act and the rules and regulations of the Commission thereunder to be described in the Registration Statement, the Pricing Prospectus or the Prospectus, or which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would, individually or in the aggregate, have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(o)          The Company is not required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p)           (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(q)          Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Pricing Prospectus and have audited the Company’s internal control over financial reporting and management’s assessment thereof are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(r)           The Company maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act that (i) has been designed to comply with the requirements of the Exchange Act, (ii) has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles (“GAAP”) and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(s)          Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(t)           The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(u)          None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law;

(v)          The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”), except for noncompliance that could not reasonably be expected to result in a material liability to the Company, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(w)         None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions;

(x)          This Agreement has been duly authorized, executed and delivered by the Company;

(y)          The financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated and the statements of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(z)          Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus: (i) the Company and its subsidiaries are in compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health (to the extent relating to exposure to hazardous or toxic substances or wastes, pollutants, contaminants, chemicals, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the use, generation, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”); (ii) neither the Company nor any of its subsidiaries has received written notice of any claim, investigation, action or cause of action filed with a court or governmental authority, violation, or actual or potential liability under Environmental Law (collectively, “Environmental Claims”), and, to the knowledge of the Company, no such Environmental Claims have been threatened against the Company and its subsidiaries or any person or entity whose liability for any Environmental Claim the Company and its subsidiaries have retained or assumed either contractually or by operation of law; and (iii) to the knowledge of the Company, there has been no activity, circumstance, condition, event or occurrence, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that would reasonably be expected to result in a violation of or liability of the Company or its subsidiaries under Environmental Laws or form the basis of an Environmental Claim against the Company or its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company and its subsidiaries have retained or assumed either contractually or by operation of law;

(aa)        Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus: (i) The Company and its subsidiaries own or have valid and enforceable rights to use all patents, trademarks, service marks, trade names, domain names and other source indicators, copyrights and copyrightable works, licenses, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) and all other similar intellectual property, industrial property and proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, the foregoing) (collectively, “Intellectual Property”) used in or necessary for the conduct of their respective businesses as currently conducted and as described in the Pricing Disclosure Package; (ii) the Company’s and its subsidiaries’ conduct of their respective businesses has not infringed, misappropriated or otherwise violated any Intellectual Property of any third party; (iii) none of the processes or products of the Company or any of its subsidiaries, if commercially sold or offered for commercial sale, would infringe, misappropriate or otherwise violate any Intellectual Property of any third party; (iv) the Company and its subsidiaries have not received any written notice and are not otherwise aware of any pending or threatened action, suit, proceeding or claim alleging any infringement, misappropriation or other violation of any Intellectual Property of any person, or challenging the validity, enforceability, scope or ownership of any Intellectual Property of the Company or its subsidiaries; (v) to the knowledge of the Company, no Intellectual Property owned or purported to be owned by, or exclusively licensed or purported to be exclusively licensed to, the Company and its subsidiaries has been infringed, misappropriated or otherwise violated by any person; (vi) to the knowledge of the Company, all Intellectual Property owned or purported to be owned by, or exclusively licensed or purported to be exclusively licensed to, the Company and its subsidiaries is valid and enforceable; and (vii) the Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property, the value of which to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof;

(bb)       Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the following events has occurred or exists: (A) a “reportable event” as defined under the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan (as defined below), other than reportable events for which the obligation to notify the PBGC (as defined below) has been waived; (B) a withdrawal by the Company or any of its subsidiaries from a Plan that is subject to Section 4063 of ERISA during a plan year in which the Company or any of its subsidiaries was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations by the Company or any of its subsidiaries that is treated as such a withdrawal under Section 4062(e) of ERISA; (C) a complete or partial withdrawal by the Company or any of its subsidiaries from a Multiemployer Plan (as defined below); (D) the filing by the Pension Benefit Guaranty Corporation (the “PBGC”) of a notice of intent to terminate any Plan (or, to the Company’s knowledge, any Multiemployer Plan), the treatment of a Plan amendment as a termination under Sections 4041 of ERISA (or, to the Company’s knowledge, the treatment of an amendment to a Multiemployer Plan as a termination under Section 4041A of ERISA), or the commencement of proceedings by the PBGC to terminate a Plan (or, to the Company’s knowledge, a Multiemployer Plan); (E) appointment of a trustee to administer any Plan (or, to the Company’s knowledge, any Multiemployer Plan); (F) with respect to a Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code or Section 302 or 303 of ERISA, whether or not waived; (G) the imposition of any liability on the Company or any of its subsidiaries under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; (H) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other federal or state governmental agency or any foreign regulatory agency with respect to any Plan; or (I) any violation of law or applicable qualification standards with respect to any Plan. Except as otherwise disclosed in the Pricing Disclosure Package or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the following events has occurred or is reasonably likely to occur: (A) an increase in the aggregate amount of contributions required to be made to all Plans and Multiemployer Plans by the Company and its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made by the Company and its subsidiaries in the most recently completed fiscal year of the Company and its subsidiaries; (B) an increase in the “accumulated post−retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (C) liability to the Company or any of its subsidiaries under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan or Multiemployer Plan by the Company or any of its subsidiaries; or (D) the filing of a material claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment. For purposes of this paragraph, the term “Plan” means an employee pension benefit plan (within the meaning of Section 3(2) of ERISA), other than a Multiemployer Plan (as defined below), that is subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability, and the term “Multiemployer Plan” means a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA with to which the Company or any of its subsidiaries may have any liability;

(cc)        There are no strikes or other labor disputes against the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(dd)       The Company and its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as would not reasonably be expected to result in a Material Adverse Effect, and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries have not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit, except for any such proceedings as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(ee)        Except as described in the Pricing Disclosure Package, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act, except as have been validly waived or complied with and except for the Shares to be sold by the Selling Stockholders;

(ff)         None of the Company or any of the Company’s subsidiaries has taken or will take, directly or indirectly, any action that is designed to or that might reasonably be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(gg)        The statistical and market related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, are based on or derived from sources that the Company and its subsidiaries believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources;

(hh)       Except (i) for any failures or exceptions that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (ii) as disclosed in the Pricing Disclosure Package and the Prospectus, (x) the Company and each of its subsidiaries has timely filed (taking into account valid extensions) all federal, state, local and foreign tax returns required to be filed by it and has paid all taxes (and any related interest, penalties and additions to tax) required to be paid by it (including in its capacity as a withholding agent) except for any taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, and (y) to the knowledge of the Company, there is no proposed tax deficiency or assessment against the Company or any of the Company’s subsidiaries;

(ii)          Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(jj)         No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Pricing Prospectus and that is not so described in such documents and in the Pricing Disclosure Package;

(kk)        The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of their material information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses except in each case to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. There have been no breaches, violations, outages or unauthorized uses of or accesses to or other compromises to IT Systems or Personal Data, except for those that have been remedied without material cost or liability or the duty to notify any other person and those that would not, individually or in the aggregate, have a Material Adverse Effect, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries have complied, and are presently in compliance, in all material respects, with all internal and external privacy policies, contractual obligations, laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any legal obligations, in each case, to the extent applicable to the Company or its subsidiaries regarding the privacy and security of IT Systems and Personal Data, including the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company and its subsidiaries of Personal Data (“Data Security Obligations”). Neither the Company nor any of its subsidiaries has received any notification of or complaint regarding, and are aware of any other facts that, individually or in the aggregate, would reasonably indicate the Company or its subsidiaries’ material non-compliance with any Data Security Obligation. There is no pending, or to the knowledge of the Company, threatened, material action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation. The Company and its subsidiaries have taken commercially reasonable steps consistent with internal policies and procedures (including, without limitation, implementing and monitoring compliance with adequate measures with respect to technical and physical security) designed to protect such information against loss and against unauthorized access, use, modification, disclosure or other misuse, except in each case to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries have taken all necessary actions to comply with any and all laws and regulations to the extent applicable to the Company or its subsidiaries with respect to Personal Data that have been announced as of the date hereof, and for which any non-compliance with same would be reasonably likely to create a material liability as soon they take effect;

(ll)          There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with Section 402 related to loans and Sections 302 and 906 related to certifications of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith; and

(mm)      The Company has no debt securities that are rated by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act.

2.            Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(a)          Except (A) as will have been obtained on or prior to the Time of Delivery for the registration under the Act of the Shares, (B) as may be required under foreign or state securities (or Blue Sky) laws or by FINRA or by the Exchange (as defined herein) in connection with the purchase and distribution of the Shares by the Underwriters and (C) as would not impair in any material respect the ability of such Selling Stockholder to consummate its obligations hereunder, all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained or will be obtained on or prior to the Time of Delivery; and such Selling Stockholder has full right, power and authority to enter into this Agreement and has or will have at the Time of Delivery full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(b)          The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the consummation of the transactions contemplated herein and in the Pricing Disclosure Package will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (B) result in any violation of the provisions of the Certificate of Formation or the Limited Liability Company Agreement of such Selling Stockholder or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any property or assets of such Selling Stockholder, except in the case of (A) and (C), as would not, individually or in the aggregate, reasonably be expected to materially impact such Selling Stockholder’s ability to perform its obligations under this Agreement;

(c)          Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC;

(d)          Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that might reasonably be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(e)          To the extent that any statements or omissions made in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with the Selling Stockholder Information (as defined below), such Registration Statement and Pricing Disclosure Package did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will not, when they become effective or are filed with the Commission, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. “Selling Stockholder Information” consists solely of the information with respect to the Selling Stockholders in the beneficial ownership table under the caption “Selling Stockholders” in the Pricing Prospectus and the Prospectus;

(f)           In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the Time of Delivery (as defined in Section 5(a) hereof) a properly completed and executed United States Treasury Department Form W−9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(g)          The obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the dissolution of such Selling Stockholder or by the occurrence of any other event; if such Selling Stockholder shall be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, such Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement;

(h)          Such Selling Stockholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement; and

(i)           Without the prior consent of the Company and the Representatives, such Selling Stockholder has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(b) hereto.

3.            Subject to the terms and conditions herein set forth, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $35.54, the number of Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by each Selling Stockholder as set forth opposite their respective names in Schedule I hereto by a fraction, the numerator of which is the aggregate number of Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the aggregate number of Shares to be purchased by all of the Underwriters from each Selling Stockholder hereunder.

4.            Upon the authorization by the Representatives of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

5.            (a) The Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Selling Stockholders to the Representatives at least forty-eight hours in advance. To the extent the Shares are delivered in certificated form and not in book-entry form through the facilities of DTC, the Selling Stockholders will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Shares, 9:30 a.m., New York City time, on November 4, 2019 or such other time and date as the Representatives, the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Shares is herein called the “Time of Delivery.”

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9(m) hereof will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered through the facilities of DTC in the case of book-entry shares or at the Designated Office in the case of certificated Shares, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6.            The Company agrees with each of the Underwriters:

(a)          To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act in connection with the offering or sale of the Shares within the time required by such Rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense (except when an Underwriter is responsible for such expense as provided in the last clause of Section 6(e) hereof), as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)          If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be reasonably disapproved by you promptly after reasonable notice thereof;

(c)          If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)          Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required (i) to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction, (ii) to qualify in any jurisdiction as a broker-dealer or (iii) to subject itself to taxation in any jurisdiction if it is not otherwise so subject;

(e)          Prior to 10:00 a.m., New York City time, on the second New York Business Day following the date of this Agreement (or such other time as may be agreed to by the Company and the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)           To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s EDGAR system) , but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g)          During the period beginning from the date hereof and continuing to and including the date 45 days after the date of the Prospectus, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares (except for any Registration Statement on Form S-8, or any amendment thereto, to register shares issuable upon exercise of awards granted pursuant to the terms of any employee equity incentive plan), including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (i) the Shares to be sold hereunder, (ii) pursuant to employee incentive plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, and (iii) the issuance of up to 5% of the outstanding shares of Stock immediately following the offering contemplated hereby or any such substantially similar securities in connection with the acquisition of, a joint venture with or a merger with, another company, and the filing of a registration statement with respect thereto, without the prior written consent of the Representatives (but only insofar as each party that receives shares of Stock or any such substantially similar securities pursuant to this clause (iii) has executed and delivered copies of an agreement substantially to the effect set forth in Annex I hereto), without your prior written consent;

(h)          To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(i)           To use its best efforts to maintain the listing of the Shares on the Nasdaq Global Select Market;

(j)           Reserved;

(k)          The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(l)           The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the (i) Underwriter Information or (ii) Selling Stockholder Information.

7.            The Company covenants and agrees with the several Underwriters that:

(a)          The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(b) hereto;

(b)          The Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (not to exceed $10,000); (iv) if applicable, all fees and expenses in connection with listing the Shares on the Nasdaq Global Select Market; (v) if applicable, the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Shares (not to exceed $10,000); (vi) the cost of preparing the Shares; (vii) the cost and charges of any transfer agent or registrar; (viii) all reasonable fees and expenses of one counsel retained by the Selling Stockholders; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7, and Sections 8, 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make. The provisions of this Section 7(b) shall not affect or modify any agreement (including, without limitation, any registration rights agreement) that the Company and the Selling Stockholders may have made, or may make, for the allocation of payment of expenses or costs.

8.            The Selling Stockholders covenant and agree with the several Underwriters that each Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section 8, including (i) any fees and expenses of counsel for such Selling Stockholder to the extent not covered by Section 7(b)(viii) above, and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder, including but not limited to any transfer or documentary taxes. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement. Except as provided in this Section 8, and Sections 7, 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make. The provisions of this Section 8 shall not affect or modify any agreement (including, without limitation, any registration rights agreement) that the Company and the Selling Stockholders may have made, or may make, for the allocation of payment of expenses or costs.

9.            The obligations of the Underwriters hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, on the date hereof and at and as of the Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)          Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to you their opinion and negative assurance letter, each dated the Time of Delivery, in form and substance satisfactory to you and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)          Perkins Coie LLP, counsel for the Company, shall have furnished to you their opinion and negative assurance letter, dated the Time of Delivery, in form and substance satisfactory to you;

(d)          Simpson Thacher & Bartlett LLP, counsel for the Selling Stockholders, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you;

(e)          On the date of the Prospectus, immediately following the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(f)           (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting (x) the condition (financial or otherwise), business, properties, general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment (other than a defaulting Underwriter under Section 11) so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(g)          Reserved;

(h)          On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or Nasdaq Global Select Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Global Select Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment (other than a defaulting Underwriter under Section 11) makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i)           The Company shall have complied with the provisions of Section 6(e) hereof with respect to the furnishing of prospectuses on the second New York Business Day following the date of this Agreement;

(j)           The Shares shall have been duly listed on the Nasdaq Global Select Market;

(k)          The Company has obtained and delivered to the Underwriters executed copies of the lock-up agreement from its directors, executive officers and Selling Shareholders, substantially to the effect set forth in Annex I hereof; and

(m)         The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of the Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section 9 and the Company shall have furnished such other certificates and documents as you may reasonably request.

10.          (a) The Company will indemnify and hold harmless each Underwriter, each Selling Stockholder, their respective affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter or Selling Stockholder within the meaning of the Act and the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Stockholder, their respective affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter or Selling Stockholder within the meaning of the Act and the Exchange Act, any Underwriter or any Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”) or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter or Selling Stockholder, their respective affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter or Selling Stockholder within the meaning of the Act and the Exchange Act, for any legal or other expenses reasonably incurred by such Underwriter or Selling Stockholder, their respective affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter or Selling Stockholder within the meaning of the Act and the Exchange Act in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the (i) Underwriter Information or (ii) Selling Stockholder Information.

(b)         Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Selling Stockholder Information; and will reimburse each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act for any legal or other expenses reasonably incurred by such Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information; provided, further, that the liability of the Selling Stockholder pursuant to this subsection (b) shall not exceed the product of the number of Shares sold by such Selling Stockholder and the price per share referenced in Section 3 hereof (the “Selling Stockholder Net Proceeds”) as set forth in the Prospectus.

(c)          Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each Selling Stockholder, their respective directors, officers and employees and each person, if any, who controls, as of the date hereof, the Company or such Selling Stockholder within the meaning of the Act and the Exchange Act against any losses, claims, damages or liabilities to which the Company or Selling Stockholder, their respective directors, officers and employees and each person, if any, who controls, as of the date hereof, the Company or such Selling Stockholder within the meaning of the Act and the Exchange Act may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company or such Selling Stockholder, their respective directors, officers and employees and each person, if any, who controls, as of the date hereof, the Company or such Selling Stockholder within the meaning of the Act and the Exchange Act for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder, their respective directors, officers and employees and each person, if any, who controls, as of the date hereof, the Company or such Selling Stockholder within the meaning of the Act and the Exchange Act in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company and the Selling Stockholders by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance disclosure appearing in the third paragraph under the caption “Underwriting”, and the price stabilization, short positions and penalty bids disclosure contained in the eighth, ninth and tenth paragraphs under the caption “Underwriting”.

(d)          Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 10. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties except to the extent that local counsel or counsel with specialized expertise (in addition to any regular counsel) is required to effectively defend against any such action or proceeding. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)          If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the Selling Stockholders’ obligation to contribute any amount under this Section 10(e) is limited in the manner and to the extent set forth in Section 10(b) and the Selling Stockholders shall not be required to contribute any amount in excess of the Selling Stockholder Net Proceeds. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)           The obligations of the Company and the Selling Stockholders under this Section 10 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter, each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or any Selling Stockholder (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

11.         (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at the Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you, the Company or the Selling Stockholders shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 11 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)         If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one eleventh of the aggregate number of all the Shares to be purchased at the Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)         If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one eleventh of the aggregate number of all the Shares to be purchased at the Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 and 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12.         The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company, or any officer or director or controlling person of the Company or the Selling Stockholder, or any officer or director or controlling person of the Selling Stockholder, and shall survive delivery of and payment for the Shares.

13.         If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7, 8 and 10 hereof; but, if for any other reason, the Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7, 8 and 10 hereof.

14.         In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you; and in all dealings with the Selling Stockholders hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement given by any Selling Stockholder.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to any Selling Stockholder, shall be delivered or sent by mail, telex or facsimile transmission to The Blackstone Group Inc., Attention: General Counsel, 345 Park Avenue, New York, New York 10154 (facsimile: (212) 583 – 5722); and if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Daniel P. Hart, Executive Vice President, Chief Legal and Risk Officer; provided, however, that any notice to an Underwriter pursuant to Section 10(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at the address to be supplied to the Company or the Selling Stockholders by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15.          This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and the Selling Stockholders and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.          Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission's office in Washington, D.C. is open for business.

17.          The Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholders, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholders on other matters) or any other obligation to the Company or any Selling Stockholders except the obligations expressly set forth in this Agreement and (iv) the Company and the Selling Stockholders have consulted their own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholders agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholders, in connection with such transaction or the process leading thereto.

18.         This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

19.         This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company and each Selling Stockholder agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Selling Stockholder agrees to submit to the jurisdiction of, and to venue in, such courts.

20.         The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.         This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

22.         Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23.         Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)         In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)         As used in this Section 23:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature pages as follows]

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Crocs, Inc.

By:	/s/ Anne Mehlman
	Name:	Anne Mehlman
	Title:	Executive Vice President and
Chief Financial Officer

[Signature Page – Crocs, Inc. Underwriting Agreement]

Very truly yours,

Blackstone Capital Partners VI L.P.

By:	Blackstone Management Associates VI
L.L.C., its general partner

By:	BMA VI L.L.C., its sole member

By:	/s/ Christopher Striano
	Name:	Christopher Striano
	Title:	Senior Managing Director

Blackstone Family Investment Partnership VI - ESC L.P.

By:	BCP VI Side-By-Side GP L.L.C., its
general partner

By:	/s/ Christopher Striano
	Name:	Christopher Striano
	Title:	Senior Managing Director

Blackstone Management Partners LLC

By:	/s/ Christopher Striano
	Name:	Christopher Striano
	Title:	Senior Managing Director

[Signature Page – Crocs, Inc. Underwriting Agreement]

Accepted as of the date hereof:

Morgan Stanley & Co. LLC

By:	/s/ Jacqueline Murphy
	Name:	Jacqueline Murphy
	Title:	Vice President

[Signature Page – Crocs, Inc. Underwriting Agreement]

Selling Stockholder	Total Number of Shares to be Sold
Blackstone Capital Partners VI L.P.	6,844,929
Blackstone Family Investment Partnership VI - ESC L.P.	17,137
Blackstone Management Partners LLC	2,479
Total	6,864,545

SCHEDULE II

Underwriter	Total Number of Shares to be Purchased
Morgan Stanley & Co. LLC	6,864,545
Total	6,864,545

SCHEDULE III

(a)        Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

None.

(b)        Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The number of Shares purchased by the Underwriters from the Selling Stockholders is 6,864,545.

The public offering price per share for the Shares is the price per share paid by each applicable investor.

(c)        Additional documents incorporated by reference

None.

ANNEX I

FORM OF LOCK-UP AGREEMENT

October 30, 2019

Morgan Stanley & Co. LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Re:	Crocs, Inc. – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule II to such agreement (collectively, the “Underwriters”), with Crocs, Inc., a Delaware corporation (the “Company”), and the selling stockholders named in Schedule I to such agreement (the “Selling Stockholders”), providing for a public offering (the “Offering”) of shares of Common Stock, par value $0.001 (the “Stock”), of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the “SEC”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock of the Company, or any options or warrants to purchase any shares of Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned's Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. The Lock-Up Period will commence on the date of this letter agreement (this “Lock-Up Agreement”) and continue for 45 days after the date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement.

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Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares: (i) by will or intestacy, (ii) as a bona fide gift or gifts, including to charitable organizations, (iii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (iv) to any immediate family member or other dependent, (v) as a distribution to limited partners, members or stockholders of the undersigned, (vi) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, (vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi) above, (viii) pursuant to an order of a court or regulatory agency, (ix) from an executive officer to the Company upon death, disability or termination of employment, in each case, of such executive officer, (x) pursuant to the “cashless” exercise of options granted pursuant to any equity incentive plan of the Company outstanding on the date of the Underwriting Agreement and as disclosed in the Registration Statement and the Prospectus (each as defined in the Underwriting Agreement) (each, an “Incentive Plan”) or in respect of tax withholding payments due upon the exercise of options or the vesting of restricted stock or restricted stock unit awards pursuant to any Incentive Plan, provided that any filings required to be made with the SEC regarding such transactions will state that such transactions are net share settled transactions; (xi) in connection with transactions by any person other than the Company relating to Shares acquired in open market transactions after the completion of the Offering provided that in the case of this clause (xi) no public reports or filings (including filings under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), reporting a reduction in beneficial ownership of Stock shall be required or shall be voluntarily made during the Lock-Up Period or any extension thereof and/or (xii) with the prior written consent of the Representatives; provided that:

(1) in the case of each transfer or distribution pursuant to clauses (ii) through (vii) and (ix) above, (a) each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein; and (b) any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (x) equity interests of such transferee or (y) such transferee’s interests in the transferor;

(2) in the case of each transfer or distribution pursuant to clauses (ii) through (vii) above, if any public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of Stock shall be required or shall be voluntarily made during the Lock-Up Period or any extension thereof (a) the undersigned shall provide the Representatives prior written notice informing it of such report or filing and (b) such report or filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein; and

(3) in the case of each exercise or vesting pursuant to clause (x) above, this shall be limited to (i) options expiring during the Lock-Up Period and (ii) the vesting of restricted stock or restricted stock unit awards during the Lock-Up Period, as applicable, and the shares of Stock received upon exercise of options or the vesting of restricted stock or restricted stock unit awards pursuant to any Incentive Plan, as applicable, shall be subject to the restrictions set forth herein.

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In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clauses (i) through (xii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The restrictions described in this Lock-Up Agreement shall not apply to (i) the sale of the Undersigned’s Shares pursuant to the Underwriting Agreement; (ii) any sales made pursuant to a trading plan adopted pursuant to Rule 10b5-1 of the Exchange Act prior to the date of this Lock-Up Agreement, provided that any filing under Section 16(a) of the Exchange Act that is made in connection with any such sales during the Lock-Up Period shall state that such sales have been executed under a trading plan pursuant to Rule 10b5-1 under the Exchange Act, and shall also state the date such trading plan was adopted; or (iii) the establishment of a trading plan adopted pursuant to Rule 10b5-1 under the Exchange Act on or after the date of this Lock-Up Agreement, provided that no transfers occur under such plan during the Lock-Up Period and no public announcement or filing shall be required or voluntarily made by any person in connection therewith other than general disclosure in Company periodic reports to the effect that Company directors and officers may enter into such trading plans from time to time.

The undersigned understands that, if (i) the Underwriting Agreement (other than the provisions which survive termination under the terms thereof) shall terminate or be terminated prior to payment for the delivery of the Stock to be sold thereunder, (ii) the Registration Statement is withdrawn by the Company, (iii) the Company notifies the Representatives that it does not intend to proceed with the Offering, or (iv) the Underwriting Agreement for the Offering is not executed by December 2, 2019, the undersigned shall be released from all obligations under this Lock-Up Agreement, and this Lock-Up Agreement shall be of no further effect. The undersigned understands that the Company, the Selling Stockholders and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

[Signature Page as Follows]

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Very truly yours,

By:
Name:
Title:

If signing on behalf of an entity, the entity’s legal name(s):

[Signature Page – Crocs, Inc. Lock-Up Agreement]